Exhibit 99.1

MCEWEN MINING REPORTS Q3 2017 PRODUCTION RESULTS

TORONTO, Oct 18, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q3 2017 of 19,051 gold ounces and 749,749 silver ounces, or 29,047 gold equivalent ounces(1), using a 75:1 gold to silver ratio.

Consolidated Production Summary

	Q3 ‘17	Q2 ‘17	Q1 ‘17	Q4 ‘16	Q3 ‘16
Gold ounces	19,051	22,191	20,096	20,337	24,281
Silver ounces	749,749	779,487	722,767	838,768	916,168
Gold Eq. ounces	29,047	32,584	29,733	31,521	36,496

Black Fox, Timmins – Enhanced Growth Strategy

Our growth strategy in the Timmins region, which started in April 2017 with the acquisition of Lexam VG Gold, reached a second important milestone on October 6, 2017 with the purchase of the Black Fox Complex. Black Fox consists of: 1) the fully operational Black Fox underground gold mine, 2) the Black Fox-Stock mill, 3) an experienced workforce, and 4) the nearby Grey Fox and Froome development projects. The addition of Black Fox boosts our global 2018 production guidance to between 172,000-185,000 gold equivalent ounces.

Gold Bar Project, Nevada – Major Permitting Milestone

The Gold Bar Project has achieved a major milestone in the permitting process with the publication by the Environmental Protection Agency (EPA) of the Notice of Availability of the Final Environmental Impact Statement (EIS) in the Federal Register. Following a regulated review period, a signed Record of Decision will be published, signifying the completion of the National Environmental Policy Act (NEPA) process. The Record of Decision is expected in early November this year and development of Gold Bar is planned to begin upon receipt, in line with our earlier estimates. Gold Bar is expected to contribute an average of 65,000 ounces to our annual gold production beginning in 2019.

Los Azules, Argentina – Robust Economics in New PEA

The results of the 2017 PEA demonstrate that Los Azules could become a robust, high margin, rapid pay-back, and long-life open pit mine at current copper, gold and silver prices. Financial highlights from the 2017 PEA, assuming a $3.00 per pound copper price, are: 1) $2.2 billion after-tax net present value (NPV@8%), 2) an internal rate of return (IRR) of 20.1%, and 3) a payback period of 3.6 years and a total mine-life of 36 years. Estimated average annual copper production is 415 million lbs. at a cash cost of $1.11/lb. during the first 10 years of mining operations. The PEA report is available for review on our website (www.mcewenmining.com/operations/los-azules-exploration) and SEDAR (www.sedar.com).

San José Mine, Argentina (49%(2)) – Improving Production

Our attributable production from San José in Q3 was 11,862 gold ounces and 747,960 silver ounces, for a total of 21,834 gold equivalent ounces. Year-to-date our attributable production was 64,563 gold equivalent ounces, 2.8% below the same period in 2016.

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El Gallo Mine, Mexico – Overcoming Challenges

Production in Q3 was 7,213 gold equivalent ounces, compared to 11,849 gold equivalent ounces during the same period in 2016. Production in Q3 continued to be below our expectations as a result of a serious mechanical failure at the end of July that removed the crushing circuit from operation. As a result we were unable to crush and place fresh ore to leach on the leach pad for a period of time. We currently have almost twice our normal crushing capacity available for the remainder of the year. Production is improving on account of the increased throughput, and access to better grades of ore in the pit that was predicted in the second half of the year. Increased production in Q4 will partially compensate for the shortfall experienced to date.

Financing

In order to purchase Black Fox and provide funding for further investment in capital spending and exploration, we completed a financing in which a total of 20,700,000 shares and 10,350,000 warrants were sold at a price of $2.25 per share and associated one-half warrant, for aggregate gross proceeds of $46,575,000. Each whole warrant entitles the holder to purchase one share at an exercise price of $2.70 per share until September 28, 2018.

Financial Results

Operating costs for the quarter ended September 30, 2017 will be released with our 10-Q Quarterly Financial Statements in early November. As of October 12, 2017 we are debt-free with liquid assets of approximately $60 million.

Footnotes:

(1)         ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)         The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

All dollar amounts are US Dollars

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar project in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding.  Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can

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be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Facebook	150 King Street West
Investor Relations	facebook.com/mcewenrob	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320		Toronto, Ontario,
info@mcewenmining.com	Website	Canada
	www.mcewenmining.com	M5H 1J9
(866) 441-0690
Twitter
twitter.com/mcewenmining

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